UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2013

Columbia Sportswear Company

(Exact name of registrant as specified in its charter)

Oregon	0-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices)

(Zip Code)

(503) 985-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On June 4, 2013, at the Meeting described under Item 5.07 below, the shareholders of Columbia Sportswear Company (the “Company”) approved the Columbia Sportswear Company Executive Incentive Compensation Plan, as amended (the “Compensation Plan”). By approving the Plan, our shareholders also re-approved the material terms of the performance goals for performance-based awards under the Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Plan is administered by the Company’s Compensation Committee, which consists of three independent directors. The Compensation Committee determines which executive officers of Columbia are eligible to participate in the Compensation Plan for any year no later than 90 days after the beginning of the plan year. No later than 90 days after the beginning of each plan year, the Compensation Committee establishes performance goals for each participating executive officer and the related cash performance awards related to achievement of those goals. The Committee may use its discretion to reduce the amount payable to any eligible executive officer by up to 100 percent, based on factors it determines warrant such a reduction. The maximum amount payable under the Compensation Plan to any participant for a calendar year will not exceed $2 million.

The Compensation Plan will remain in effect until terminated by the Board of Directors. The Board of Directors has the power to amend the Compensation Plan, in whole or in part, at any time, except that the Board of Directors does not have the right to change the performance goals established by the Compensation Committee under the Compensation Plan. The Compensation Committee may generally amend the Compensation Plan, with the approval of the Board of Directors, at any time.

The foregoing is a summary of the principal provisions of the Compensation Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Compensation Plan, which is filed as Exhibit 10.1 to this Current Report. In addition, a more detailed summary of the Compensation Plan can be found on pages 45-47 of the Definitive Proxy Statement on Schedule 14A filed on April 18, 2013, which description is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Company’s Annual Meeting of Shareholders was held on June 4, 2013 (the “Meeting”).

(b)	Four matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote of security holders at the Meeting:

1.	To elect directors for the next year;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013;

3.	To approve, by non-binding vote, executive compensation; and

4.	To approve the Executive Incentive Compensation Plan, as amended.

At the Meeting, 27,208,518 shares of common stock were represented in person or proxy, which constituted 79.36 percent of the 34,283,795 shares of the Company outstanding and entitled to vote at the Meeting as of April 3, 2013, the record date of the Meeting, and a quorum. Each share was entitled to one vote at the Meeting.

1.	Election of Directors. All of the following directors were elected at the Meeting by the votes cast as follows:

	Votes For	Votes Against or Withheld	Broker Non-Votes
Gertrude Boyle	25,626,964	129,239	1,452,315
Timothy P. Boyle	25,581,911	174,292	1,452,315
Sarah A. Bany	25,640,485	115,718	1,452,315
Murrey R. Albers	25,618,886	137,317	1,452,315
Stephen E. Babson	25,660,839	95,364	1,452,315
Andy D. Bryant	25,726,574	29,629	1,452,315
Edward S. George	25,624,222	131,981	1,452,315
Walter T. Klenz	25,621,242	134,961	1,452,315
Ronald E. Nelson	25,729,149	27,054	1,452,315
John W. Stanton	25,619,086	137,117	1,452,315

2.	Ratification of Auditors. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013 was approved with the following votes:

For	Against	Abstentions
26,990,039	24,026	194,453

3.	Say on Pay. The proposal to approve, by non-binding vote, the Company’s executive compensation program, passed as management recommended with the following votes:

For	Against	Abstentions	Broker Non-Votes
25,683,865	46,970	25,368	1,452,315

4.	Executive Incentive Compensation Plan. The proposal to approve the Executive Incentive Compensation Plan, as amended, was approved with the following votes:

For	Against	Abstentions	Broker Non-Votes
25,560,164	173,147	22,892	1,452,315

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Columbia Sportswear Company Executive Incentive Compensation Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 18, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Sportswear Company

Date: June 7, 2013	By:	/s/ PETER J. BRAGDON
	Name:	Peter J. Bragdon
	Title:	Senior Vice President of Legal and Corporate Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Columbia Sportswear Company Executive Incentive Compensation Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 18, 2013).